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                                                                  Exhibit 10.3

                               ADE CORPORATION

                               AMENDMENT TO THE
                        1997 EMPLOYEE STOCK OPTION PLAN

                                 April 7, 1999


     The 1997 Employee Stock Option Plan (the "Plan") of ADE Corporation (the "Company") is amended as of this 7th day of April, 1999 as follows. Capitalized terms used but not defined herein are used as defined in the Plan.

     The following language shall be inserted at the end of the first paragraph of Section 4, "Administration of the Plan":

          "The Committee may delegate authority to the Chief Executive Officer to grant Stock Rights with respect to a fixed number of Shares, to be reserved from time to time for such purpose by vote of the Committee, to new employees of the Company or of an Affiliate; provided, however, that no such delegation shall be permitted with respect to the grant of Stock Rights to any person who is an officer or director of the Company for purposes of Section 16(b) of the Exchange Act."